Putnam Putnam New Jersey Tax Exempt Fund, November 30,
2004, semi annual report.


Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

Q4b Market timing disclosure
For the period ended November 30, 2004, Putnam Management has assumed $3,932 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.



72DD1		Class A	3,091
		Class B	1,073

72DD2		Class M	26

73A1		Class A	.163391
		Class B	.133466

73A2		Class M	.149487

74U1		Class A	18,609
		Class B	7,580

74U2		Class M	159

74V1		Class A	9.17
		Class B	9.16

74V2		Class M	9.16